Exhibit 10.1

                  FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

     This FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT (this "Amendment"), dated as of March 18, 2005, is entered into by BWX Technologies, Inc. (the "Borrower"), BWXT Services, Inc. and BWXT Federal Services, Inc. (the "Guarantors"), the lenders from time to time party to the Credit Agreement described below (the "Lenders"), and Calyon, New York Branch (formerly known as Credit Lyonnais, New York Branch), as administrative agent for the Lenders (the "Administrative Agent").

                                  INTRODUCTION

     WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent are parties to that certain Revolving Credit Agreement dated as of December 9, 2003 (the "Credit Agreement"); and

     WHEREAS, The Borrower, the Guarantors, the Lenders and the Administrative Agent wish to, subject to the terms and conditions of this Amendment, amend certain sections of the Credit Agreement, each as provided for in this Amendment.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     Section 1. Definitions. Unless otherwise defined in this Amendment, each term used in this Amendment that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.

     Section 2. Amendments to Credit Agreement.

            (a) Section 1.1 of the Credit Agreement is amended by inserting the following definitions in alphabetical order:

            "Acquired Debt" means, with respect to any specified Person, (a) Debt of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including Debt incurred by such other Person in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (b) Debt encumbering any asset acquired by such specified Person.

            "Exchange Rate" means, with respect to any calculation of the Foreign Currency Equivalent with respect to a currency other than Dollars on any date, the rate at which Dollars may be exchanged into such currency, as set forth on such date on the relevant FWDS Series Reuters currency page at or about 12:00 p.m. New York time on such date. In the event that such rate does not appear on any such Reuters page, the "Exchange Rate" with respect to such currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower or, in the absence of such agreement, such "Exchange Rate" shall instead be the Administrative Agent's spot rate of exchange in the interbank market where its currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. local time at such date for the purchase of such currency with Dollars, provided that if at the time of any such determination no such spot rate can reasonably be quoted, the Administrative Agent may use any reasonable method (including obtaining quotes from three or more market makers for such currency) as it deems appropriate to determine such rate and such determination shall be conclusive absent manifest error (without prejudice to the determination of the reasonableness of such method).

            "Foreign Currency Equivalent" means with respect to an amount of foreign currency on any date, the amount of Dollars that would be required to purchase such amount of such foreign currency using the applicable Exchange Rate.

            (b) The definition of "Consolidated EBITDA" in Section 1.1 of the Credit Agreement is amended by inserting "plus (e) any non-cash allocation of qualified pension plan expense by McDermott for such period" immediately after "(other than sales of inventory in the ordinary course of business of the Borrower or such Subsidiary)".

            (c) The definition of "Leverage Ratio" in Section 1.1 of the Credit Agreement is amended by inserting "; provided that, for the purpose of calculating the Leverage Ratio only, for a period of calculation during which the Borrower or any of its Subsidiaries makes any Acquisition, Consolidated EBITDA shall be calculated on a pro forma basis assuming that such Acquisition was made on the first day of the determination period, which adjustments shall be made in accordance with the guidelines for pro forma presentations set forth by the SEC" at the end of such Section.

            (d) The definition of "Maturity Date" in Section 1.1 of the Credit Agreement is amended by replacing "December 9, 2006" with "March 18, 2010".

            (e) Section 2.1(b) of the Credit Agreement is amended by replacing "At any time on or before the six-month anniversary of the Closing Date" with "At any time on or before the Maturity Date".

            (f) Section 2.3(a) of the Credit Agreement is amended by replacing ".50%" with ".375%".

            (g) Section 6.2(f) of the Credit Agreement is amended by replacing "$2,000,000" with "$7,500,000".


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


            (h) Section 6.2 of the Credit Agreement is amended by deleting subsections (g) and (h) in their entirety and inserting the following immediately after subsection (f):

            (g) other unsecured Debt of the Borrower or any of its Subsidiaries in an aggregate amount not to exceed $20,000,000 (or, if applicable, the Foreign Currency Equivalent thereof, measured for any such Debt using the Exchange Rate in effect at the time such Debt is incurred) at any time outstanding; provided that, no additional such Debt shall be incurred if an Event of Default exists or if immediately after giving effect to such incurrence, a Default would exist;

            (h) Acquired Debt of the Borrower or any of its Subsidiaries; provided that (i) no additional Acquired Debt shall be incurred if an Event of Default exists or if immediately after giving effect to such incurrence, a Default would exist and (ii) the Dollar amount of such Acquired Debt (or, if applicable, the Foreign Currency Equivalent thereof, measured for any such Acquired Debt using the Exchange Rate in effect at the time such Acquired Debt is incurred by the Borrower or any of its Subsidiaries) must be less than or equal to pro forma Consolidated EBITDA for the four fiscal quarters immediately preceding the Acquisition calculated assuming that such Acquisition occurred on the first day of the determination period, which adjustments shall be made in accordance with the guidelines for pro forma presentations set forth by the SEC.

            (i) any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancings, refundings or replacements), in whole or in part, of any Debt referred to in clauses (a) through (h) of this Section 6.2; provided that, the principal amount of such Debt is not thereby increased (other than by the reasonable fees, expenses and any premium incurred in connection with the extension, renewal, refinancing, refunding or replacement).

            (i) Section 6.3(c)(iv) of the Credit Agreement is amended by replacing "$10,000,000" with "$20,000,000 (or, if applicable, the Foreign Currency Equivalent thereof, measured for any Asset Sale using the Exchange Rate in effect at the time of such Asset Sale)".

            (j) Section 6.17 of the Credit Agreement is amended by replacing "$25,000,000" with "$75,000,000 (or, if applicable, the Foreign Currency Equivalent thereof, measured for any Acquisition using the Exchange Rate in effect at the time of such Acquisition)".

            (k) Exhibit C to the Credit Agreement is replaced in its entirety with "Exhibit C" attached hereto and made a part hereof.

     Section 3. Effectiveness. The Credit Agreement shall be amended as provided in this Amendment as of the first date written above upon the occurrence of the following conditions precedent:

            (a) the parties hereto shall have duly and validly executed originals of this Amendment and delivered them to the Administrative Agent;


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


            (b) Borrower shall have paid to the Administrative Agent the fees described in the Fee Letter dated February 24, 2005 from Administrative Agent to Borrower and any other fees payable to the Lenders;

            (c) Borrower shall have reimbursed the Administrative Agent for all reasonable fees and expenses incurred by the Administrative Agent in connection with the preparation of this Amendment and any other invoiced fees or past due amounts; and

            (d) Administrative Agent and the Lenders shall have received a favorable opinion dated as of March 18, 2005 from each of the Borrower and Baker Botts L.L.P., counsel to the Credit Parties, each in form and substance reasonably satisfactory to the Administrative Agent.

     Section 4. Representations and Warranties. Each Credit Party jointly and severally represents and warrants as follows:

            (a) the execution, delivery, and performance of this Amendment are within the corporate power and authority of the Credit Parties and have been duly authorized by appropriate proceedings;

            (b) this Amendment constitutes legal, valid, and binding obligations of the Credit Parties enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity;

            (c) the representations and warranties of the Credit Parties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties relate solely to an earlier date; and

            (d) after giving effect to this Amendment, no event has occurred and is continuing which constitutes an Event of Default or that with the passage of time would constitute an Event of Default.

     Section 5. Ratification. Except to the extent modified by this Amendment, the Credit Agreement and all other Credit Documents executed in connection therewith to which the Borrower or any other Credit Party is a party shall remain in full force and effect, and all rights and powers created thereby or thereunder are in all respects ratified and confirmed. The Borrower and the Credit Parties agree that all obligations of the Borrower and each other Credit Party under the Credit Agreement as modified by this Amendment and all other Credit Documents to which the Borrower or any other Credit Party is a party are hereby reaffirmed and renewed.

     Section 6. Reaffirmation of Commitments. Each Lender shall continue to have the Commitment set opposite such Lender's name on the signature pages of this Amendment.


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

     Section 7. Governing Law. This Amendment shall be governed by and interpreted in accordance with the laws of the State of New York.

     Section 8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

                            [Signature pages follow]








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


     Executed as of the date first written above.



                                       BORROWER:
                                       --------

                                       BWX TECHNOLOGIES, INC.


                                       By: /s/ James R. Easter
                                           -------------------------------------
                                           James R. Easter
                                           Vice President, Finance and Treasurer


                                       GUARANTORS:
                                       ----------

                                       BWXT SERVICES, INC.


                                       By: /s/ James R. Easter
                                           -------------------------------------
                                           James R. Easter
                                           Treasurer


                                       BWXT FEDERAL SERVICES, INC.


                                       By: /s/ James R. Easter
                                           -------------------------------------
                                           James R. Easter
                                           Treasurer

     Commitment: $30,000,000           CALYON, NEW YORK BRANCH (formerly known
                                       as Credit Lyonnais, New York Branch), as
                                       Administrative Agent and as a Lender



                                       By:
                                           -------------------------------------
                                       Name:
                                       Title:


                                       By:
                                           -------------------------------------
                                       Name:
                                       Title:






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     Commitment: $30,000,000           THE BANK OF NOVA SCOTIA, as a Lender


                                       By:
                                           -------------------------------------
                                       Name:
                                       Title:

     Commitment: $20,000,000           WELLS FARGO BANK, N.A., as a Lender


                                       By:
                                           -------------------------------------
                                       Name:
                                       Title:

     Commitment: $20,000,000           ALLIED IRISH BANKS, PLC, as a Lender


                                       By:
                                           -------------------------------------
                                       Name:
                                       Title:

     Commitment: $20,000,000           COMPASS BANK, as a Lender


                                       By:
                                           -------------------------------------
                                       Name:
                                       Title:

     Commitment: $15,000,000           AMEGY BANK N.A. (formerly known as
                                       Southwest Bank of Texas, N.A.), as a
                                       Lender


                                       By:
                                           -------------------------------------
                                       Name:
                                       Title:

                                    EXHIBIT C

                         FORM OF COMPLIANCE CERTIFICATE
                         ------------------------------

                 FOR THE PERIOD FROM _____, 200_ TO _____, 200_

     This certificate dated as of ______________, _______ is prepared pursuant to the Revolving Credit Agreement dated as of December 9, 2003, as amended by the First Amendment to Revolving Credit Agreement dated as of March 18, 2005 (as further amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among BWX Technologies, Inc., a Delaware corporation ("Borrower"), certain subsidiaries of the Borrower that are party thereto as a guarantor from time to time ("Guarantors"), the lenders party thereto from time to time (the "Lenders"), and Calyon, New York Branch (formerly known as Credit Lyonnais, New York Branch), as administrative agent for such Lenders (in such capacity, the "Administrative Agent"). Unless otherwise defined in this certificate, capitalized terms that are defined in the Credit Agreement shall have the meanings assigned to them by the Credit Agreement.

     The undersigned, a Responsible Officer of the Borrower, hereby certifies
(a) that no Default or Event of Default has occurred or is continuing, (b) that all of the representations and warranties made by the Borrower in the Credit Agreement and the other Credit Documents are true and correct in all material respects as if made on this date (other than any such representations or warranties that, by their terms refer to a specific date other than the date hereof, in which case as of such specific date), and (c) that as of the last day of the fiscal quarter immediately preceding the date hereof, the following amounts and calculations were true and correct:

I. Section 6.14  Leverage Ratio.(1)
                 --------------

     (a)  Consolidated Debt                                 $________________

     (b)  Consolidated Net Income                           $________________

     (c)  Consolidated Interest Expense                     $________________

     (d)  charges against income for foreign,
          federal, state and local taxes                    $________________

     (e)  depreciation and amortization expense             $________________

     (f)  extraordinary gains                               $________________

     (g)  gains realized upon the sale or other
          disposition of any assets of the Borrower
          or any of its Subsidiaries (other than inventory
          sold in the ordinary course of business)          $________________

___________________
     1 Consolidated EBITDA and its components to be calculated for the four fiscal quarter period ended immediately prior to the date hereof.

     (h)  non-cash allocation of qualified pension
          plan expense by McDermott                         $________________

     (i)  cash distributions received from Joint Ventures   $________________

     (j)  portion of Consolidated Net Income
          attributable to net income of Joint Ventures      $________________

     (k)  Joint Venture adjustment = (i) - (j)              $________________(2)

     (l)  Consolidated EBITDA =
          (b) + (c)(3) + (d)(4) + (e)(5) - (f) - (g) + (h) + (k)
                                                            $________________

     Leverage Ratio = (a) divided by (l)                     ______to 1.00___

     Maximum Leverage Ratio                                  2.00 to 1.00

     Compliance                                              Yes       No

II. Section 6.15  Fixed Charge Coverage Ratio.(6)
                  ---------------------------

          (a)  Consolidated EBITDA =                        $________________
               determined in accordance
               with clause I(l)above)

          (b)  principal payments in respect                $________________
               of any Consolidated Funded Debt(7)

          (c)  Consolidated Interest Expense                $________________

          (d)  capital expenditures                         $________________

___________________
     2 Could be a negative number.

     3 To the extent deducted in determining Consolidated Net Income.

     4 To the extent deducted in determining Consolidated Net Income.

     5 To the extent deducted in determining Consolidated Net Income.

     6 Calculated for the four fiscal quarters then ended.

     7 Other than (w) principal payments made to MII on the Closing Date in respect of the retirement of the MII Subordinated Loan, (x) principal payments made on the Closing Date under the Existing Credit Agreement, (y) principal payments made on the closing date of the Existing Credit Agreement to repay amounts owed by the Borrower under its credit facility that was refinanced by the Existing Credit Agreement, and (z) principal payments made under the Credit Agreement.

          (e)  Restricted Payments made to BWICO            $________________

          (f)  Restricted Payments made to any Person
               in respect of any Preferred Interests        $________________

          (g)  Investments made in BWICO pursuant
               to Section 6.4(d) of the Credit Agreement
               net of any cash payments received by
               the Borrower from BWICO                      $________________

          (h)  cash taxes allocated to the Borrower         $________________

     Fixed Charge Coverage Ratio =

          (a) divided by ((b) + (c) + (d) + (e) + (f) + (g) + (h))
                                                            ______to 1.00____

     Minimum Fixed Charge Coverage Ratio                    1.10 to 1.00

     Compliance                                             Yes       No

III. Section 6.16  Debt to Capitalization Ratio.(8)
                   ----------------------------

          (a)  Consolidated Funded Debt                     $________________

          (b)  Consolidated Net Worth                       $________________

     Debt to Capitalization Ratio =

          (a) divided by ((a) + (b))                        ______to 1.00____

     Maximum Debt to Capitalization Ratio                   .40 to 1.00

     Compliance                                             Yes      No


     IN WITNESS THEREOF, I have hereto signed my name to this Compliance Certificate as of ___________, _______.


                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

___________________
     8 Calculated for the four fiscal quarters then ended.